Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated Long-Term Incentive Plan of Spark Energy, Inc. of our report dated March 4, 2019, with respect to the consolidated financial statements of Spark Energy, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
May 23, 2019